UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): November 3, 2006

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On October 19, 2006 the Company entered into management agreements with several individuals listed below. The payment to each consultant or employee will be made with shares of stock from the 2006 Non-Qualified Incentive Stock Compensation Plan filed on Form S-8 with the Commission on October 26, 2006.

Name	Total Amount of Shares	Amount of Shares Issued Under S-8
Shawn Mak Wai Keung	750,000	750,000

Wong, Ho Ming	3,200,000	2,500,000

Law, Hei Man	3,200,000	2,000,000

Li, Yuen Yee	3,200,000	1,800,000

Chung, Mei Wah	3,200,000	2,000,000

Chia, Chung Ming	3,200,000	1,000,000

Ng, Chi Wai Bebe	3,200,000	2,000,000

Yau, Ka Shun	3,200,000	2,700,000

Mak, Choi Mei	3,200,000	2,000,000

Leung, Pak Ming	3,200,000	2,500,000

Fung, Mei Ling	3,200,000	2,000,000

Leung, Ching Kwok	3,200,000	2,500,000

Total	35,950,000	23,750,000

Item 9.01. Financial Statements and Exhibits

Exhibit No.  Description

10.1	Shawn Mak Wai Keung Management Agreement dated October 19, 2006

10.2	Wong, Ho Ming Management Agreement dated October 19, 2006

10.3	Law, Hei Man Management Agreement dated October 19, 2006

10.4	Li, Yuen Yee Management Agreement dated October 19, 2006

10.5	Chung, Mei Wah Management Agreement dated October 19, 2006

10.6	Chia, Chung Ming Management Agreement dated October 19, 2006

10.7	Ng, Chi Wai Bebe Management Agreement dated October 19, 2006

10.8	Yau, Ka Shun Management Agreement dated October 19, 2006

10.9	Mak, Choi Mei Management Agreement dated October 19, 2006

10.10	Leung, Pak Ming Management Agreement dated October 19, 2006

10.11	Fung, Mei Ling Management Agreement dated October 19, 2006

10.12	Leung, Ching Kwok Management Agreement dated October 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: October 31, 2006	By:	/s/ Michael Mak
Michael Mak, President